ORCHARD SUPPLY HARDWARE CORPORATION, the Company



and



ORCHARD SUPPLY HARDWARE STORES CORPORATION, the Guarantor





$100,000,000



9-3/8% Senior Notes due 2002









FIRST SUPPLEMENTAL INDENTURE



Dated as of November 27, 1996







Supplemental Indenture to Indenture Dated

As of January 15, 1994





U.S. Trust Company of California, N.A., as Trustee







		FIRST SUPPLEMENTAL INDENTURE dated as of November 27, 1996 (this "Supplemental Indenture") between ORCHARD SUPPLY HARDWARE
CORPORATION, a Delaware corporation (the "Company"), ORCHARD
SUPPLY HARDWARE STORES CORPORATION, a Delaware corporation
("Orchard"), SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation ("SRAC"), and U.S. TRUST COMPANY OF CALIFORNIA,
N.A., a national banking association validly organized and existing under the laws of the United States, as Trustee (the
"Trustee").



RECITALS



		WHEREAS, the Company entered into an Indenture dated as of January 15, 1994 with Orchard and the Trustee (the "Indenture") pursuant to which the Company issued $100,000,000 in principal amount of 9-3/8% Senior Notes due 2002 (the "Securities"); and



		WHEREAS, Sections 9.01(1), 9.01(2) and 9.01(4) of the Indenture provide that the Company, when authorized by a Board
Resolution, the Guarantor, when authorized by a Guarantor's
Board Resolution, and the Trustee, as applicable, may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder to cure any ambiguity, defect or inconsistency, to evidence the succession of another Person to the Guarantor, the Company or any Subsidiary of the Company and the assumption by such successor of the covenants of the Guarantor, the Company or such Subsidiary, as the case may be, or to make any other change that does not have a material adverse effect on the rights of any Securityholder; and



		WHEREAS, the Company, Orchard and the Trustee desire to supplement the

Indenture to include SRAC as an additional Guarantor under the Indenture, to amend certain provisions of the Indenture and to make certain other changes as set forth herein; and



		WHEREAS, SRAC has agreed to guarantee the Securities pursuant to Article Ten of the Indenture; and



		WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and



		WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.



		NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:



		Intending to be legally bound hereby, the parties agree for the benefit of each of the parties hereto and for the equal and ratable benefit of the Holders of the Securities except as otherwise provided in the Indenture or this Supplemental
Indenture as follows:



		SECTION 1.  The Indenture is hereby amended as follows:



(a)	By amending Section 1.01 to add the following definition
thereto, in the appropriate

alphabetical sequence:



	"SRAC" means Sears Roebuck Acceptance Corp., a Delaware corporation.



	"Orchard" means Orchard Supply Hardware Stores Corporation, a Delaware corporation.



(b)	By amending Section 1.01 to delete the definition in the
Indenture of "Guarantor" and add the following definition of that term:



		"Guarantor," except as otherwise provided by Section 4.13, means each of Orchard and SRAC, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor.




(c)	By deleting current Section 4.13 and adding as new Section
4.13 the following:



	SECTION 4.13   Reports



		So long as any of the Securities is outstanding, whether or not the Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act, to the extent permitted by the SEC, the Guarantor shall file with the SEC the annual reports, quarterly reports and other documents which the Guarantor would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Guarantor were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required
Filing Dates") by which the Guarantor would have been required so to file such documents. The Guarantor and, if the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall mail to the Trustee and each Holder copies of the annual reports, quarterly reports and other documents which the Guarantor or the Company was required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or the Guarantor would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Guarantor were subject to such Sections. The Guarantor and the Company also shall comply with the other provisions of TIA Section
314(a). For purposes of this Section 4.13, "Guarantor" shall mean SRAC so long as (i) SRAC remains a Guarantor under this Indenture and (ii) the rating assigned by Standard & Poor's
Corporation to the long-term debt obligations of SRAC is BBB or higher. If either clause (i) or (ii) of the preceding sentence shall fail to be satisfied, "Guarantor" for purposes of this
Section 4.13 shall mean Orchard.



(d)	By deleting the first paragraph of Section 11.02 and adding
as the new first paragraph of Section 11.02 the following:



		Any notice or communication shall be sufficiently given if in writing and delivered in Person, by facsimile and confirmed by telecopy addressed as follows:



		if to the Company or Orchard:



			Orchard Supply Hardware Corporation

			6450 Via Del Oro

			San Jose, California  95119

			Attention:  Chief Financial Officer

			Telecopy Number:  (408) 629-7174



		with copies, in either case, to:



			Sears, Roebuck and Co.

			3333 Beverly Road

			Hoffman Estates, Illinois  60179

			Attention:  General Counsel

			Telecopy Number:  (847) 286-2471



		if to SRAC:



			Sears Roebuck Acceptance Corp.

			3711 Kennett Pike

			Greenville, Delaware  19807

			Attention:  President

			Telecopy Number:  (302) 888-3156



		with copies to:



			Sears, Roebuck and Co.

			3333 Beverly Road

			Hoffman Estates, Illinois  60179

			Attention:  General Counsel

			Telecopy Number:  (847) 286-2471



		if to the Trustee:



			U.S. Trust Company of California, N.A.

			515 South Flower Street, Suite 2800

			Los Angeles, California  90071

			Attention:  Corporate Trust Division

			Telecopy Number:  (213) 488-4029



		SECTION 2. Subject to the provisions of Article Ten of the Indenture, SRAC agrees that it will duly and punctually perform and observe all of the covenants and conditions in the Indenture to be performed by a Guarantor as if SRAC had been an original
Guarantor of the Securities. Any Guarantee endorsed on any Security delivered after the date of this First Supplemental
Indenture in substitution or exchange for any outstanding
Security as provided in the Indenture shall also be executed and delivered by SRAC substantially in the form attached hereto as Exhibit A, and each such Guarantee on each such Security shall constitute an obligation of SRAC; provided, however, that each Guarantee hereunder shall be effective without such notation.



		SECTION 3. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental
Indenture, and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.



		SECTION 4. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by the TIA, the required provision shall control.



		SECTION 5. All agreements of the Company and the Guarantor in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental
Indenture shall bind its successor.



		SECTION 6. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.



		SECTION 7. Except for the Indenture, this Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Guarantor, the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.



		SECTION 8. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law.



		SECTION 9. All terms used in this Supplemental Indenture and not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.



		SECTION 10. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.









SIGNATURES



		IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.



					ORCHARD SUPPLY HARDWARE CORPORATION



[SEAL]

					By:	________________________________

						Stephen M. Hilberg

						Chief Financial Officer

Attest:	______________________		and Vice President - Finance



					ORCHARD SUPPLY HARDWARE STORES

					CORPORATION, as Guarantor



[SEAL]

					By:	________________________________

						Stephen M. Hilberg

						Chief Financial Officer

Attest:	______________________		and Vice President - Finance



					SEARS ROEBUCK ACCEPTANCE CORP.,

					as Guarantor



[SEAL]

					By:	________________________________

						Stephen D. Carp

						Vice President, Finance

Attest:	______________________



					U.S. TRUST COMPANY OF CALIFORNIA, N.A.,

					as Trustee



[SEAL]

					By:	________________________________

						Name:

						Title:

Attest:	______________________















EXHIBIT A







GUARANTEE



		Sears Roebuck Acceptance Corp. (hereinafter referred to as the
"Guarantor",

which term includes any successor person under the Indenture referred to in the Security upon which this notation is endorsed), has unconditionally guaranteed to the Holder of this Security the due and punctual payment of the principal of, premium, if any, and interest on and any other obligation of the Company with respect to, the Security upon which this notation is endorsed, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of the Indenture. In the case of the failure of the Company punctually to pay any such principal, premium, interest or other obligations under the Security upon which this notation is endorsed or the Indenture, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. The obligations of the Guarantor to the Holder of the Security upon which this notation is endorsed are also set forth in the Indenture.



		This Guarantee shall not be valid until the Trustee signs the certificate of authentication on the Security upon which this notation is endorsed.



	SEARS ROEBUCK ACCEPTANCE CORP.









By:_______________________________________

							Title:









By:_______________________________________

							Title:



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